UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Anzu Special Acquisition Corp I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANZU SPECIAL ACQUISITION CORP I

AMENDMENT AND SUPPLEMENT DATED FEBRUARY 21, 2023

TO

PROXY STATEMENT

DATED JANUARY 20, 2023

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 21, 2023

This is an amendment and supplement (this “Supplement”) to the definitive proxy statement of Anzu Special Acquisition Corp I (“Anzu” or the “Company”), dated January 20, 2023 (the “Proxy Statement”), that was sent to the Company’s stockholders in connection with the Company’s special meeting of stockholders, which was originally scheduled for 10:00 a.m., Eastern Time, on February 9, 2023 (the “Stockholder Meeting”). On February 9, 2023, the Stockholder Meeting was convened and adjourned until 9:30 a.m., Eastern Time, on February 21, 2023. The Stockholder Meeting will be held virtually via live webcast at https://web.lumiagm.com/274911563.

The following information amends and supplements, and should be read in conjunction with, the Proxy Statement and the definitive additional materials filed by the Company with the Securities and Exchange Commission (“SEC”) on February 3, 2023, February 6, 2023 and February 9, 2023 (collectively, the “Definitive Additional Materials”). Capitalized terms in this Supplement which are not defined in this Supplement have the same meaning set forth in the Proxy Statement. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. Except as expressly set forth in this Supplement, there have been no other changes or modifications to the Proxy Statement, and the Proxy Statement remains otherwise unchanged and in effect. This Supplement is being made available to stockholders on or about February 21, 2023.

As disclosed in the Proxy Statement, the Stockholder Meeting will be held for the purpose of considering and voting on the following proposals:

1.            To amend the Company’s Certificate of Incorporation to extend the date by which the Company has to consummate a Business Combination from March 4, 2023 to September 30, 2023 or such earlier date as determined by the Board (the “Extension Amendment Proposal”); and

2.            To adjourn the Stockholder Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Stockholder Meeting, there are insufficient shares of Common Stock of Anzu represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Stockholder Meeting or at the time of the Stockholder Meeting to approve the Extension Amendment Proposal or if the Maximum Redemption Condition is not met and is not waived by the Board in its sole discretion (the “Adjournment Proposal”).

As disclosed in the Proxy Statement, the Company may be liable to pay a 1% federal excise tax imposed under the Inflation Reduction Act of 2022 (the “IR Act”) in connection with redemptions of the Company’s shares. The Company has filed this Supplement with the SEC to provide an update to stockholders with respect to the excise tax procedure in the event that the Extension Amendment Proposal is approved and implemented. The Company previously disclosed in the Proxy Statement that it would reduce the redemption price per Public Share for redemptions made in connection with the Extension Amendment Proposal to cover any excise tax that may be applicable to such redemptions under the IR Act.

The Company has signed an agreement with a rated insurance agency to cover any excise tax liability for the Company, the Sponsor, or each entity’s respective directors, officers, and managing members only in the event of a liquidation of the Company in calendar year 2023 (the “Insurance Agreement”); however, the effectiveness of the Insurance Agreement is conditioned upon the approval of the Extension Amendment Proposal. The Sponsor has agreed to provide funds to the Company for the premiums, fees and expenses associated with the Insurance Agreement, provided that the Extension Amendment Proposal amendment is approved at the Special Meeting. Funds provided by the Sponsor for the Insurance Agreement will be in the form of a working capital loan from the Sponsor to the Company.

As a result, notwithstanding the prior disclosure in the Proxy Statement, in the event that the Extension Amendment Proposal is approved and implemented, thereby automatically triggering the effectiveness of the Insurance Agreement, the Company will not reduce the redemption price per share for redemptions made in connection with the Extension Amendment Proposal to cover any excise tax that may be applicable to such redemptions under the IR Act. Therefore, if the Extension Amendment Proposal is approved and implemented, the estimated redemption price per Public Share would be approximately $10.17, which is equal to the aggregate amount on deposit in the Trust Account of approximately $432.3 million as February 16, 2023, divided by the total number of then-outstanding Public Shares.

In the event that the Extension Amendment Proposal is not approved, the Insurance Agreement will not become effective, and the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable, including the deduction of the amount of any excise tax, as described below), divided by the total number of then-outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any, except as described below), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Anzu’s remaining stockholders and the Board, liquidate and dissolve, subject in each case to Anzu’s obligations under the Delaware General Corporation Law to provide for claims of creditors and the requirements of other applicable law. In addition, as previously disclosed, in connection with such redemptions, the Company will reduce the redemption price per share to cover any excise tax that may be applicable to such redemptions under the IR Act, and the Company’s management will instruct the Trustee to deposit, to the extent sufficient income is available, 1% of the total funds held in the Trust Account, which is approximately $0.10 per share, into a separate cash account for the benefit of the Company’s stockholders at the time of the liquidation until such time as the Treasury and IRS regulations are clarified regarding tax exposure for the Company. No funds will be utilized for taxes payable other than funds from interest income. For avoidance of doubt, no cash held in escrow for potential tax liabilities will be retained by the Company, the Company’s management or the Sponsor, nor will it be used to pay any Company expenses other than tax liabilities. The Trustee continues to review and analyze the relevant issues related to its role as Trustee in connection with such instructions from the Company. As a result, in the event that the Extension Amendment Proposal is not approved and implemented, the estimated redemption price per Public Share would be approximately $10.07, which is equal to the aggregate amount on deposit in the Trust Account of approximately $432.3 million as February 16, 2023, divided by the total number of then-outstanding Public Shares, less approximately $0.10 per share that will be deposited into a separate cash account as described above.

The Company expects to enter into extension support agreements (the “Extension Support Agreements”) with certain holders of Public Shares, including certain stockholders who previously voted against the Extension Amendment Proposal, pursuant to which such stockholders will agree, among other things, to vote in favor of the Extension Amendment Proposal. There can be no assurance, however, that the Company will enter into the Extension Support Agreements or that, if the Extension Agreements are executed, the Extension Amendment Proposal will be approved or the Maximum Redemption Condition will be satisfied.

Stockholders may withdraw redemptions with the Company’s consent at any time until the vote is taken with respect to the Extension Amendment Proposal. Stockholders may request to reverse their redemption by contacting the Company’s transfer agent, American Stock Transfer & Trust Company, at 48 Wall Street, 22nd Floor, New York, New York 10005, Attn: Felix Orihuela (e-mail: spacsupport@astfinancial.com).

Stockholders who have already voted and do not wish to change their vote do not need to vote again. If you have any questions or need any assistance voting, please contact the Company’s proxy solicitor Morrow Sodali LLC by email at Anzu.info@investor.morrowsodali.com or phone at (800) 662-5200.

Forward-Looking Statements

This Supplement includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-Looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the anticipated timing of the Stockholder Meeting, the Extension Support Agreements, the expected redemption price per Public Share, the Trustee’s role with respect to the Trust Account, and the excise tax and the timing of related final rules and regulations. The forward-looking statements contained in this Supplement reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions; the failure of the Company to obtain the requisite approvals for the Extension Amendment Proposal; the amount of redemptions by the Company’s public stockholders in connection with the Stockholder Meeting and an initial business combination; the inability of the parties to enter into a definitive agreement relating to an initial business combination on the timeline discussed or at all; the inability of the parties to successfully or timely consummate an initial business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of an initial business combination or that the approval of stockholders is not obtained; failure to realize the anticipated benefits of an initial business combination; the inability of the parties to enter into the Extension Support Agreements; changes to the Trustee’s position with respect to the Trust Account; and other risks and uncertainties set forth in the section entitled “Risk Factors” in the Proxy Statement, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 31, 2022 and in other reports the Company files with the SEC. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this Supplement, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company.